Exhibit 99.1

ATLAS AMERICA, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF ATLAS AMERICA, INC.

The undersigned hereby constitutes and appoints Edward E. Cohen and Matthew A. Jones, or either of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Atlas America, Inc. held of record by the undersigned on [—], 2009 at the Special Meeting of Stockholders of Atlas America, Inc. to be held [—], [—], 2009 and at any and all adjournments thereof as follows:

(Continued and to be signed on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.        PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF ATLAS AMERICA, IN CONNECTION WITH THE MERGER CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 27, 2009, AS IT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG ATLAS ENERGY RESOURCES, LLC, ATLAS AMERICA, INC., ATLAS ENERGY MANAGEMENT, INC. AND ATLS MERGER SUB, LLC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.        PROPOSAL TO APPROVE THE ATLAS AMERICA 2009 STOCK INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.        PROPOSAL TO ADJOURN OR POSTPONE THE ATLAS AMERICA SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE FOREGOING.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR the issuance of shares, FOR the approval of the Stock Incentive Plan and FOR the proposal to adjourn or postpone the Atlas America Special Meeting, if necessary.

The undersigned hereby acknowledges receipt of the notice of the Atlas America, Inc. special meeting of stockholders and the related joint proxy statement/prospectus.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark “X” here if you plan to attend the meeting.    ☐

To change the address on your account, please check the box at right and indicate    ☐

your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Dated:                         , 2009

Signature of stockholder

Signature of stockholder

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

ATLAS AMERICA, INC.

[—], 2009

Please date, sign and mail

your proxy card in the

envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for

the Meeting to be held on [—], 2009:

The joint proxy statement/prospectus and documents incorporated by reference therein are available at

http://phx.corporate-ir.net/phoenix.zhtml?c=176445&p=irol-sec